    Exhibit 99.1
8x8, Inc. Reports Record Revenue in Second Quarter of Fiscal Year 2027
•Record service revenue of $188 million and record total revenue of $192 million
•Second quarter revenue, cash flow from operations, and non-GAAP operating margin exceeded guidance ranges
•Raised full-year fiscal 2027 outlook for revenue, profitability, and cash flow from operations
•Adoption of AI solutions continues to accelerate as customers use AI Studio to build AI-based CX solutions
CAMPBELL, Calif., November 4, 2026 – 8x8, Inc. (NASDAQ: EGHT), a leading global business communications platform provider, today reported financial results for the second quarter of fiscal year 2027 ended September 30, 2026.

“We delivered our sixth consecutive quarter of year-over-year revenue growth, and our second quarter outperformance led us to raise our full-year outlook for revenue, profitability and operating cash flow,” said Samuel Wilson, Chief Executive Officer at 8x8, Inc. “We have a growing business and significant opportunities to build on it. AI is increasing the value of the conversations we already power, and our global voice network, unified platform and native AI development environment position us to capture that opportunity. Our focus is on turning these advantages into broader customer adoption, profitable growth and long-term shareholder value.”
Second Quarter of Fiscal 2027 Financial Results:
•Total revenue increased 4% to $192.0 million, compared to $184.1 million in the second quarter of fiscal 2026.
•Service revenue increased 5% to $187.8 million, compared to $179.1 million in the second quarter of fiscal 2026.
•GAAP gross margin was 60%, compared to 65% in the second quarter of fiscal 2026.
•Non-GAAP gross margin was 60%, compared to 66% in the second quarter of fiscal 2026.
•GAAP operating income was $6.9 million, compared to $5.3 million in the second quarter of fiscal 2026.
•Non-GAAP operating income was $20.7 million, compared to $17.3 million in the second quarter of fiscal 2026.
•GAAP net income was $3.4 million, compared to $0.8 million in the second quarter of fiscal 2026.
•Non-GAAP net income was $17.6 million, compared to $13.1 million in the second quarter of fiscal 2026.
•Cash provided by operating activities was $13.1 million for the second quarter of fiscal 2027, compared to $8.8 million in the second quarter of fiscal 2026.
•Cash, cash equivalents, and restricted cash were $102.6 million on September 30, 2026, compared to $95.0 million at the end of fiscal 2026.
•Total principal amount of debt outstanding on September 30, 2026 was $309.4 million, compared to $323.9 million at the end of fiscal 2026.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Platform Innovation Highlights
8x8 continues to make it easier for organizations to connect customer conversations to the systems their teams already rely on, while adding more ways to engage customers and clearer insight into every interaction. Recent updates to the 8x8 Platform for CX include:
•8x8 Agent Workspace now includes Customer 360, which keeps every agent interaction in context. Drawing on the platform’s governed contextual memory, Customer 360 puts a customer’s full interaction history in one view, with AI sentiment and topic insights added where speech analytics is in place. Agents stop hunting across tabs, and customers get faster resolutions.
•8x8 AI Studio agents run across voice, SMS, WhatsApp, 8x8 Work, and web, built once with no rebuilding per channel. Returning callers are recognized instantly, so no repetition is needed. In 8x8 Contact Center, the same AI works side by side with human agents, surfacing answers and logging notes in real time.
•8x8 JourneyIQ, now on the 8x8 App Store, draws on the same memory layer to show every voice interaction across 8x8 Engage, 8x8 Work, 8x8 Contact Center, and 8x8 AI Studio in one place, so teams see what came before and where calls transfer, stall, or drop. A visual path map makes each transfer easy to spot.

•As Salesforce phases out Open CTI, the 8x8 for Salesforce Chrome Extension keeps screen pop, interaction logging, and automated record creation working across voice and other channels, with no extra license, so the context from every call keeps reaching the CRM.
•Call as Company lets 8x8 Engage users place calls that show the company number instead of an individual work number. Administrators control the number each user shows, so caller ID stays consistent.
•8x8 offers RCS Business Messaging in Singapore through Singtel, allowing businesses to send verified messages with images, video, carousels, and action buttons, with configurable SMS fallback for unsupported devices.
•8x8 AI Studio supports GDPR compliance and HIPAA-readiness through privacy-by-design practices and the applicable Data Processing Addendums and Business Associate Agreements. Teams can build and deploy agents quickly, knowing regional and regulatory requirements are built in.
•8x8’s session border controller technology earned Microsoft certification for both Direct Routing and Operator Connect. Customers can now use 8x8 Voice for Microsoft Teams to bring external calling into Teams without third-party gateways or added middleware costs.
Together, these updates reduce manual work for agents, give IT teams better visibility, and help brands reach customers on the channels they prefer. Teams get the full context of each customer’s history in one place, so organizations can manage customer experience on a single platform rather than a collection of point solutions.
Industry Recognition
•Recognized with four Stevie Awards in The 2026 International Business Awards, including a Gold for Technology Team of the Year and three Silver awards for customer service and technology leadership.
•Named a finalist in the Content Marketing Awards for Best B2B Branded Content Campaign, for The Power of You.
•Won an Emerald Award for Best Integrated Marketing Campaign, for The Power of You, in the 2026 Pinnacle Awards.
•Named a winner in TMCNet’s 2026 Communications Solutions Product of the Year awards for 8x8 Work.
•Recognized as a Leader in the Omdia Universe: Contact Center as a Service (CCaaS), 2026.
•Named a Major Player in the IDC MarketScape: Worldwide Agentic Contact Center-as-a-Service Platforms 2026 Vendor Assessment.
•Recognized as a Leader in the Metrigy UCaaS + CCaaS MetriRank 2026.
•Emily Masterton named a winner in CRN’s 2026 Women in the Channel, EMEA.

Industry judges and analysts recognized 8x8 for technology and customer service excellence, creative marketing, channel leadership, and a strong position across cloud communications and contact center. These honors reflect the Company’s focus on helping organizations deliver better customer and employee experiences.
Leadership Updates
•Appointed Jamie Snaddon as Chief Strategy Officer, working with Samuel Wilson and the executive leadership team to advance 8x8’s strategy, evaluate growth opportunities, and help prioritize initiatives and investments across the business.
•Named Nerea Gandarias as Managing Director, EMEA (Europe, the Middle East, and Africa), succeeding Snaddon in this role.
•Appointed Boris Grinshpun as Global Vice President, Product Management. With more than 20 years of experience building and scaling enterprise technology platforms, with a strong track record of product innovation, strategic transformation, and commercial growth, Grinshpun will play a central role in translating 8x8's product vision into market-leading capabilities, accelerating innovation, and delivering seamless, AI-powered customer and employee experiences.

Third Quarter and Fiscal 2027 Financial Outlook
Management provides expected ranges for selected financial and operating metrics based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Caution Concerning Forward-Looking Statements" below.
“We continue to execute against a financial model designed to support long-term value creation, with a focus on generating cash and allocating capital with discipline,” said Kevin Kraus, Chief Financial Officer at 8x8, Inc. “Our increased full-year outlook incorporates our outperformance in the second quarter and a measured view of the second half of fiscal 2027 as our revenue mix continues to evolve. In early October, we repaid another $12.5 million of term loan principal, reducing the remaining principal amount of the term loan to $95.0 million. Our consistent cash generation and progress in reducing debt support our ongoing efforts to refinance ahead of the August 2027 term loan maturity.”
Third Quarter of Fiscal 2027 Ending December 31, 2026
•Service revenue in the range of $184 million to $188 million.
•Total revenue in the range of $188 million to $192 million.
•Non-GAAP gross margin in the range of 58.0% to 60.0%.
•Non-GAAP operating margin in the range of 8.0% to 10.0%.
•Contractual interest expense of approximately $3.7 million.
•Cash interest payments of approximately $1.7 million.
•Non-GAAP net income per share, diluted, in the range of $0.08 to $0.09, based on a fully-diluted weighted-average share count of approximately 150 million shares.
•Cash flow from operations in the range of $11 million to $13 million.
Fiscal Year 2027 Ending March 31, 2027
•Service revenue in the range of $732 million to $752 million.
•Total revenue in the range of $750 million to $770 million.
•Non-GAAP gross margin in the range of 59.7% to 60.2%.
•Non-GAAP operating margin in the range of 9.1% to 10.1%.
•Non-GAAP net income per share, diluted, in the range of $0.36 to $0.40, based on a fully-diluted weighted-average share count of approximately 150 million shares.
•Cash flow from operations in the range of $49 million to $54 million.
The Company does not reconcile its forward-looking estimates of non-GAAP gross margin to the corresponding GAAP measure of GAAP gross margin, non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin or non-GAAP net income per share, basic and diluted, to the corresponding GAAP measure of GAAP net income (loss) per share due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by these metrics. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 shares, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP gross margin, GAAP operating margin and GAAP net income (loss) per share, basic and diluted. Accordingly, management believes that reconciliations of these forward-looking non-GAAP financial measures to their corresponding GAAP measures are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin and non-GAAP net income per share, basic and diluted.

Conference Call Information:
Management will host a conference call to discuss earnings results on November 4, 2026 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call is expected to last approximately 60 minutes. Participants may:
•Register to participate in the live call at https://register-conf.media-server.com/register/ BIc4f8e80bdf234cb7ac708b0d1c51e8a0
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://www.investors.8x8.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://www.investors.8x8.com/.
About 8x8 Inc.
8x8, Inc. (NASDAQ: EGHT) connects people and organizations through seamless communication on one of the industry's most integrated platforms for Customer Experience – combining Contact Center, Unified Communications, and CPaaS solutions. The 8x8® Platform for CX integrates AI to enable personalized customer journeys, drive operational excellence and insights, and facilitate team collaboration. As a business communications leader, the company helps customer experience and IT leaders around the world become the heartbeat of their organizations, empowering them to unlock the potential of every interaction. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.
Copyright 2026 8x8, Inc. 8x8, Engage and associated brand assets are trademarks of 8x8, Inc. All rights reserved.
Caution Concerning Forward-Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," "opportunity," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: changing industry trends; market opportunities; the potential success and impact of our investments in artificial intelligence ("AI") technologies; our ability to drive increased platform and multi-product adoption; our ability to increase profitability and cash flow; our refinancing plans; our position in the market and the direction of our innovation; the expected capabilities, availability and customer reception of our products and services; and our financial outlook, revenue growth, and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment; debt markets may worsen; general inflationary pressures; competitive dynamics of the cloud communication and collaboration markets in which we compete, as well as our competitors' use of AI, may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; and our investments in new products and acquisitions may not generate the revenue or efficiencies that we expect. As a result, we could fail to meet the revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8 files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8 undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Income and Non-GAAP Operating Margin
Non-GAAP Operating Income excludes: amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, certain severance, transition and contract exit costs, and impairment of long-lived assets from Operating Income. Non-GAAP Operating Margin is Non-GAAP Operating Income divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of intangible assets, stock-based compensation expense and related employer payroll taxes, transaction-related costs, certain legal and regulatory costs, certain severance, transition and contract exit costs, impairment of long-lived assets, amortization of debt discount and issuance cost, loss on debt extinguishment, gain or loss on remeasurement of warrants, gain or loss on sale of assets, other income and income tax expense effects. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal-use software costs, and other (income) expense, net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. On a GAAP basis, diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes, to the extent their effect is dilutive. In periods in which the Company reported a GAAP net loss, these potentially dilutive securities are excluded from GAAP dilutive shares outstanding because the effect would have been anti-dilutive. On a Non-GAAP basis, potentially dilutive securities from stock-based benefit plans are included in diluted shares outstanding in periods in which the Company reports non-GAAP net income, as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about the Company's business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Transaction-related costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, transaction and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts. Impairment of long-lived assets relates to non-cash impairment charges for right-of-use assets. Debt amortization expenses relate to the non-cash accretion of the debt discount. A loss on debt extinguishment relates to the prepayment of the Company's debt and is primarily due to the write-off of unamortized debt discount and issuance costs. Gains and losses on the remeasurement of warrants are due to changes in the fair value of the Company's detachable warrant liability. Gains and losses on the sale of assets relate to the disposal of property and equipment.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8X8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Service revenue	$187,784	$179,094	$373,130	$355,402
Other revenue	4,217	5,001	9,041	10,054
Total revenue	192,001	184,095	382,171	365,456
Cost of service revenue	71,093	57,699	138,728	111,521
Cost of other revenue	6,344	7,056	12,508	14,155
Total cost of revenue	77,437	64,755	151,236	125,676
Gross profit	114,564	119,340	230,935	239,780
Operating expenses:
Research and development	27,570	27,918	55,976	56,282
Sales and marketing	56,146	63,835	114,896	132,019
General and administrative	20,983	22,238	45,819	45,565
Impairment of long-lived assets	2,933	—	2,933	—
Total operating expenses	107,632	113,991	219,624	233,866
Income from operations	6,932	5,349	11,311	5,914
Interest expense	(4,207)	(4,842)	(8,386)	(8,810)
Other income (expense), net	1,107	468	699	832
Income (loss) before provision for income taxes	3,832	975	3,624	(2,064)
Provision for income taxes	444	208	1,436	1,484
Net income (loss)	$3,388	$767	$2,188	$(3,548)
Net income (loss) per share:
Basic	$0.02	$0.01	$0.02	$(0.03)
Diluted	$0.02	$0.01	$0.01	$(0.03)
Weighted average number of shares:
Basic	144,929	136,970	143,459	135,895
Diluted	146,349	139,522	145,958	135,895
Comprehensive income (loss)
Net income (loss)	$3,388	$767	$2,188	$(3,548)
Foreign currency translation adjustment	(267)	(1,826)	(168)	4,432
Comprehensive income (loss)	$3,121	$(1,059)	$2,020	$884

8X8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	September 30, 2026	March 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$101,708	$93,260
Restricted cash	893	1,702
Accounts receivable, net	61,956	57,004
Deferred contract acquisition costs	21,896	25,193
Other current assets	32,314	32,650
Total current assets	218,767	209,809
Property and equipment, net	42,963	45,821
Operating lease, right-of-use assets	24,329	26,672
Intangible assets, net	50,689	57,589
Goodwill	276,777	276,372
Deferred contract acquisition costs, non-current	32,973	34,562
Other assets, non-current	11,397	11,996
Total assets	$657,895	$662,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,555	$36,714
Accrued and other liabilities	73,917	69,867
Operating lease liabilities	10,904	10,357
Deferred revenue	38,789	36,699
Term loan, current	107,326	39,218
Total current liabilities	262,491	192,855
Operating lease liabilities, non-current	37,422	39,100
Deferred revenue, non-current	149	181
Convertible senior notes, non-current	200,382	199,830
Term loan, non-current	—	82,431
Other liabilities, non-current	1,454	1,815
Total liabilities	501,898	516,212
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000 shares authorized, none issued and outstanding as of September 30, 2026 and March 31, 2026	—	—
Common stock: $0.001 par value, 300,000 shares authorized, 145,860 shares and 141,164 shares issued and outstanding as of September 30, 2026 and March 31, 2026, respectively	146	141
Additional paid-in capital	1,046,108	1,038,745
Accumulated other comprehensive loss	(6,372)	(6,204)
Accumulated deficit	(883,885)	(886,073)
Total stockholders' equity	155,997	146,609
Total liabilities and stockholders' equity	$657,895	$662,821

8X8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$2,188	$(3,548)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,753	3,391
Amortization of intangible assets	6,923	7,003
Amortization of capitalized internal-use software costs	5,682	5,685
Amortization of debt discount and issuance costs	684	698
Amortization of deferred contract acquisition costs	13,747	17,402
Allowance for credit losses	413	375
Operating lease expense, net of accretion	5,031	5,529
Impairment of long-lived assets	2,933	—
Stock-based compensation expense	8,281	11,715
Loss on debt extinguishment	44	127
(Gain) loss on remeasurement of warrants	4	(246)
Other	(321)	(402)
Changes in assets and liabilities:
Accounts receivable, net	(5,549)	(16,392)
Deferred contract acquisition costs	(8,775)	(8,407)
Other current and non-current assets	(4,790)	(1,332)
Accounts payable and accrued liabilities	(1,152)	(6,053)
Deferred revenue	1,997	5,163
Net cash provided by operating activities	30,093	20,708
Cash flows from investing activities:
Purchases of property and equipment	(1,287)	(1,519)
Capitalized internal-use software costs	(4,084)	(7,140)
Payments for other investing activities	(229)	—
Net cash used in investing activities	(5,600)	(8,659)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	1,163	1,228
Repurchase of common stock	—	(1,848)
Payments for debt issuance and amendment costs	—	(70)
Repayment of principal on term loan	(14,500)	(25,000)
Other financing activities	(2,798)	(969)
Net cash used in financing activities	(16,135)	(26,659)
Effect of exchange rate changes on cash	(719)	1,970
Net increase (decrease) in cash, cash equivalents and restricted cash	7,639	(12,640)
Cash, cash equivalents and restricted cash, beginning of year	94,962	89,324
Cash, cash equivalents and restricted cash, end of period	$102,601	$76,684

8X8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2026		2025		2026		2025
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$71,093	37.9%	$57,699	32.2%	$138,728	37.2%	$111,521	31.4%
Amortization of intangible assets	(21)		(514)		(535)		(1,021)
Stock-based compensation expense and related employer payroll taxes	(214)		(476)		(415)		(1,058)
Transaction-related costs	(21)		—		(54)		—
Severance, transition and contract exit costs	(344)		(81)		(253)		(1,025)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$70,493	37.5%	$56,628	31.6%	$137,471	36.8%	$108,417	30.5%
GAAP service revenue gross profit (as a percentage of service revenue)	$116,691	62.1%	$121,395	67.8%	$234,402	62.8%	$243,881	68.6%
Non-GAAP service revenue gross profit (as a percentage of service revenue)	$117,291	62.5%	$122,466	68.4%	$235,659	63.2%	$246,985	69.5%

GAAP cost of other revenue (as a percentage of other revenue)	$6,344	150.4%	$7,056	141.1%	$12,508	138.3%	$14,155	140.8%
Stock-based compensation expense and related employer payroll taxes	(79)		(89)		(163)		(236)
Severance, transition and contract exit costs	(214)		(443)		(319)		(796)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$6,051	143.5%	$6,524	130.5%	$12,026	133.0%	$13,123	130.5%
GAAP other revenue gross loss (as a percentage of other revenue)	$(2,127)	(50.4)%	$(2,055)	(41.1)%	$(3,467)	(38.3)%	$(4,101)	(40.8)%
Non-GAAP other revenue gross loss (as a percentage of other revenue)	$(1,834)	(43.5)%	$(1,523)	(30.5)%	$(2,985)	(33.0)%	$(3,069)	(30.5)%

GAAP gross profit (as a percentage of total revenue)	$114,564	59.7%	$119,340	64.8%	$230,935	60.4%	$239,780	65.6%
Non-GAAP gross profit (as a percentage of total revenue)	$115,457	60.1%	$120,943	65.7%	$232,674	60.9%	$243,916	66.7%

Operating Income:
GAAP income from operations (as a percentage of total revenue)	$6,932	3.6%	$5,349	2.9%	$11,311	3.0%	$5,914	1.6%
Amortization of intangible assets	3,088		3,502		6,923		7,003
Stock-based compensation expense and related employer payroll taxes	4,278		5,762		8,583		12,671
Transaction-related costs	(177)		—		2,340		—
Legal and regulatory costs	501		717		1,067		1,552
Severance, transition and contract exit costs	3,189		1,994		6,474		6,517
Impairment of long-lived assets(1)	2,933		—		2,933		—
Non-GAAP income from operations (as a percentage of total revenue)	$20,744	10.8%	$17,324	9.4%	$39,631	10.4%	$33,657	9.2%

Net Income (Loss):
GAAP net income (loss) (as a percentage of total revenue)	$3,388	1.8%	$767	0.4%	$2,188	0.6%	$(3,548)	(1.0)%
Amortization of intangible assets	3,088		3,502		6,923		7,003
Stock-based compensation expense and related employer payroll taxes	4,278		5,762		8,583		12,671
Transaction-related costs	(177)		—		2,340		—
Legal and regulatory costs	501		717		1,067		1,552
Severance, transition and contract exit costs	3,189		1,994		6,474		6,517
Impairment of long-lived assets(1)	2,933		—		2,933		—
Amortization of debt discount and issuance costs	354		362		684		698
Loss on debt extinguishment	—		46		44		127
(Gain) loss on warrants remeasurement	75		(37)		4		(246)
Gain on sale of assets	(66)		—		(66)		—
Other income (2)	—		—		—		(926)
Income tax expense effects, net (3)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$17,563	9.1%	$13,113	7.1%	$31,174	8.2%	$23,848	6.5%
Interest expense(4)	3,853		4,480		7,702		9,038
Provision for income taxes	444		208		1,436		1,484
Depreciation	1,343		1,701		2,753		3,391
Amortization of capitalized internal-use software costs	2,826		3,012		5,682		5,685
Other (income) expense, net	(1,116)		(477)		(681)		(713)
Adjusted EBITDA (as a percentage of total revenue)	$24,913	13.0%	$22,037	12.0%	$48,066	12.6%	$42,733	11.7%

Shares used in computing net income (loss) per share amounts:
Basic	144,929		136,970		143,459		135,895
Diluted(5)	146,349		139,522		145,958		138,271
GAAP net income (loss) per share - Basic	$0.02		$0.01		$0.02		$(0.03)
GAAP net income (loss) per share - Diluted	$0.02		$0.01		$0.01		$(0.03)
Non-GAAP net income per share - Basic	$0.12		$0.10		$0.22		$0.18
Non-GAAP net income per share - Diluted	$0.12		$0.09		$0.21		$0.17
(1) During the three and six months ended September 30, 2026, amounts include impairment charges related to partially ceasing use of the Company's Headquarters.
(2) Amount includes capitalized interest related to property and equipment from general borrowing costs during the six months ended September 30, 2025.
(3) Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(4) Amounts represent contractual interest expense related to our outstanding debt and do not include capitalized interest and amortization of debt discount and issuance costs.
(5) Diluted weighted average shares outstanding for the three and six months ended September 30, 2025 have been revised to reflect a change in the computation of contingently issuable PSUs. The revision did not change GAAP or non-GAAP net income (loss) per share for either period.